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                                                                EXHIBIT 3(i)(a)


                     [AS FILED BY THE DEPARTMENT OF STATE OF
                    THE STATE OF NEW YORK ON APRIL 7, 1989.]

                           ------------------------

                          CERTIFICATE OF INCORPORATION
                                       of
                              WOOLWORTH CORPORATION

                            Under Section 402 of the
                            Business Corporation Law

      The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law of the State of New York, hereby certifies that:

      FIRST. - The name of the corporation is "Woolworth Corporation" (hereinafter called the "Corporation").

      SECOND. - The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law of the State of New York; provided, however, that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

      THIRD. - The office of the Corporation is located in The City of New York, County of New York, State of New York.

      FOURTH. - A. The aggregate number of shares which the Corporation has authority to issue is 257,000,000 shares, consisting of:

      1.    250,000,000 shares of Common Stock of the par value of $.01 each;
            and

      2.    7,000,000 shares of Preferred Stock of the par value of $1.00 each.

      B. No holder of shares of the Corporation of any class shall be entitled, as such, as a matter of right, to subscribe for, purchase or receive any shares of the Corporation of any class, or any securities convertible into, exchangeable for, or carrying a right or option to purchase, shares of any class, whether now or hereafter authorized and whether issued, sold or offered for sale by the Corporation for cash or other consideration or by way of dividend, split of shares or otherwise.

      C. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of shares of Preferred Stock in series and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
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            1.  The number of shares constituting that series and the
      distinctive designation of that series;

            2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates;

            3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine.

            5. Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            6. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

            7. Any other relative rights, preferences and limitations of that series.

      Dividends on outstanding shares of Preferred Stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the shares of Common Stock with respect to the same dividend period.

      D. There is hereby established a series of the Corporation's authorized shares of Preferred Stock of the par value of $ 1.00 each, and the authorized number of shares of that series, the designation, relative rights, preferences and limitations thereof are as follows:

            1. Designation and Amount. The series shall be designated as "$2.20 Series A Convertible Preferred Stock" (hereinafter called the "Series A Preferred Stock") and shall consist initially of a maximum of 180,000 shares, which number, from time to time, may be increased or decreased (but not decreased below the number of shares of the series then outstanding) by the Board of Directors. All shares of the series shall be identical with each other in all respects except as to the date from and after which dividends thereon shall be cumulative.

            2. Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the rate of $2.20 per share per annum, and no more, payable in equal quarterly installments on the first day of March, June, September and December in each year. Dividends

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on each share of Series A Preferred Stock issued on or before the first dividend date following June 1, 1989, (herein called the "Effective Date"), shall be cumulative from the Effective Date. Dividends on each share of Series A
Preferred Stock issued after such first dividend date shall be cumulative from the first day of the dividend period during which such share was issued. As long as any shares of Series A Preferred Stock shall remain outstanding, no dividend (other than a dividend payable solely in shares of Common Stock) shall be declared, nor other distribution made on Common Stock, nor shall any Common
Stock be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except solely by conversion into, or exchange for, Common Stock) or any subsidiary thereof, unless all accrued dividends on all outstanding shares of Series A Preferred Stock have been fully paid and the full dividend for the current quarterly period has been paid or declared and funds set apart therefor. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends other than full cumulative dividends in cash at the above rate, and shall be entitled to no interest on unpaid cumulative dividends. For the purposes of this Subsection 2, the term "Common Stock" shall mean the $.01 par value Common Stock of the Corporation and any other stock ranking as to dividends or assets junior to the Series A Preferred Stock in respect of the payment of dividends or payment in liquidation, or both.

      No dividend shall be paid upon, or declared or set apart for, any shares of Preferred Stock of any series for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Series A Preferred Stock then issued and outstanding and entitled to receive dividends.

            3. Voting Rights. Each holder of shares of Series A Preferred Stock shall be entitled to one vote for each share held. Shares of Series A Preferred Stock, shares of all other series of Preferred Stock and shares of Common Stock shall vote together, as a single class, upon all matters upon which shareholders are entitled to vote, (a) except as may be otherwise provided in this Certificate of Incorporation, (b) provided that the Board of Directors may afford additional voting rights with respect to any other series of Preferred Stock in fixing the designations, relative rights, preferences and limitations of shares of such series, and (c) provided that as long as shares of Series A Preferred Stock shall be entitled to elect two additional directors as hereinafter provided in this Subsection 3, such shares shall not be entitled to participate in the election of any other directors.

      In the event of non-payment of the equivalent of six quarterly dividends (whether or not consecutive), holders of shares of Series A Preferred Stock shall be entitled to elect two additional directors of the Corporation until all accrued dividends have been paid, for terms of office expiring on the date of the annual meeting. In the event that the shares of Series A Preferred Stock shall become entitled to elect two additional directors of the Corporation, a meeting of the holders of shares of Series A Preferred Stock for the election of such directors shall be held at the request in writing of any holder of shares of Series A Preferred Stock, addressed to the Secretary of the Corporation, as soon as practicable after the receipt of such request and after notice similar to that provided in the By-laws for an annual meeting.


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      The affirmative vote of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding, voting together as a single class, shall be required (a) to effect any amendment to this Certificate of Incorporation or the By-laws of the Corporation which adversely alters any existing provision of the Series A Preferred Stock, (b) to authorize the issuance of any shares of any class or series, or any security convertible into shares of any class or series, ranking as to dividends or assets prior to the Series A Preferred Stock, (c) to effect the sale, lease or conveyance by the Corporation of all or substantially all of its assets, or (d) to effect the consolidation or merger of the Corporation into any other corporation, unless such consolidation or merger would not adversely affect or subordinate the rights of the holders of shares of Series A Preferred Stock, and the corporation resulting therefrom would, after such consolidation or merger, have no class of stock and no other securities either authorized or outstanding ranking, as to dividends or assets, prior to, or on a parity with, the Series A Preferred Stock or the stock of the resulting corporation issued in exchange therefor.

      4. Conversion Rights. The holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock at any time on the following terms and conditions:

      a. Shares of Series A Preferred Stock shall be convertible at the office of the Transfer Agent of the Corporation for such series into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the conversion rate in effect at the time of conversion. The rate at which such shares of Common Stock shall be delivered upon conversion shall be initially 2.84 shares of such Common Stock for each share of Series A Preferred Stock, provided, however, that such Conversion Rate shall be subject to adjustment from time to time in certain instances as hereinafter provided. The conversion rate in effect at any time is herein called the "Conversion Rate." The Corporation shall make no payment or adjustment on account of any dividends accrued on the shares of Series A Preferred Stock surrendered for conversion or on account of any dividends accrued on the Common Stock. In case any shares of Series A Preferred Stock are called for redemption, such right of conversion shall cease and terminate, as to the shares designated for redemption, at the close of business on the fifth day, preceding the date fixed for redemption unless default shall be made in the payment of the redemption price. If the last day for the exercise of the conversion right shall be a Sunday, or shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close, then such conversion right may be exercised on the next succeeding day not a Sunday or in said City a legal holiday or a day on which banking institutions are authorized by law to close.

      b. Before any shares of Series A Preferred Stock shall be converted, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Transfer Agent, and shall give written notice to the Corporation at said office that he elects to convert the same or part thereof and shall state in writing therein the name or names which he wishes the certificate or certificates for Common Stock to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at said office to such holder of shares of Series A Preferred Stock, or to his nominee or nominees, certificates for the number of full shares of such Common Stock to which he shall

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be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided. Shares of Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

      c. The number of shares of Common Stock and the number of shares of other classes of stock of the Corporation, if any, into which each share of Series A Preferred Stock is convertible shall be subject to adjustment from time to time only as follows:

            (i) in case the Corporation shall (a) take a record of the holders of Common Stock for the purpose of determining the holders entitled to receive a dividend declared payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock, (c) combine the outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of the Common Stock any shares of stock of the Corporation, each holder of Series A Preferred Stock shall thereafter be entitled upon the conversion of each share thereof held by him to receive for each such share the number of shares of stock of the Corporation which he would have owned or have been entitled to receive after the happening of that one of the events described above which shall have happened had such share of Series A Preferred Stock been converted immediately prior to the happening of such event, the adjustment to become effective immediately after the opening of business on the day next following (x) the record date or (y) the day upon which such subdivision, combination or reclassification shall become effective.

            (ii) in case the Corporation shall issue rights or warrants to all holders of shares of Common Stock entitling them, for a period expiring within 60 days after the record date for the determination of shareholders entitled to receive such rights or warrants, to subscribe for, or purchase shares of, Common Stock at a price per share less than the market value per share of Common Stock (as defined in Subparagraph (iv) below) as of such record date, then in each case the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such market value, such adjustment to become effective retroactively immediately after the opening of business on the day following the rights record date.

            (iii) In case the Corporation shall take a record of the holders of Common Stock for the purpose of determining the holders entitled to receive any distribution of evidences of its indebtedness or assets

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      (excluding cash dividends out of assets available for dividends under applicable law) or rights or warrants to subscribe (excluding those referred to in Subparagraph (ii) above), then in each such case the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was theretofore convertible by a fraction, of which the numerator shall be the market value per share of Common Stock (as defined in Subparagraph (iv) below) on the date of such distribution, and of which the denominator shall be such market value per share of Common Stock less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. An adjustment made pursuant to this subparagraph shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.

            (iv) For purposes of the preceding subparagraphs, the market value of a share of Common Stock on any day shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive business days commencing 45 business days before the day in question. The closing price per share of Common Stock for each day shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case, on the New York Stock Exchange. The term "business day" as used in this subparagraph means any day on which said Exchange shall be open for trading.

            d. Anything in this Subsection 4 to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Rate unless and until the net effect of one or more adjustments, determined as above provided, shall have resulted in a change of the Conversion Rate by at least 1/100 of a share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Rate by at least 1/100 of a share of Common Stock, such change in the Conversion Rate shall thereupon be given effect. Any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            e. In case of the consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock, or the stock of the resulting corporation issued in exchange therefor, shall thereafter be convertible into the kind and number of shares of stock or other securities or property receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined bv the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests

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      thereafter of the holders of such Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in, and other adjustments of, the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of such series.

            f. Whenever the Conversion Rate is adjusted as herein provided, the Treasurer of the Corporation shall compute the adjusted Conversion Rate in accordance with the provisions of this Subsection 4 and shall prepare a certificate setting forth such new Conversion Rate and describing in reasonable detail the facts upon which such adjustment is based. Such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and a notice thereof mailed to the holders of record of the outstanding shares of such series.

            g. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series A Preferred Stock from time to time outstanding.

            h. No fractional shares of Common Stock are to be issued upon conversion, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price (determined as provided in this Paragraph (h)) per share of Common Stock on the day of conversion. For the purpose of this Paragraph (h), such market price shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case on the New York Stock Exchange.

            i. The Corporation will pay any and all documentary and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

            j. For the purposes of this Subsection 4, the term "Common Stock" shall mean (i) $.Ol par value Common Stock of the Corporation existing as of the Effective Date, or (ii) any other class of stock resulting from successive changes or reclassifications of such $.Ol par value Common Stock consisting of changes solely in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Subparagraph D (4) (c)
      (i) of this Article FOURTH, the holder of any share of Series A Preferred

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      Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth above, and the provisions of this Subsection 4 with respect to the Common Stock shall apply on like terms to any such other shares.

      5. Redemption. Shares of Series A Preferred Stock shall be subject to redemption at the election of the Corporation at the redemption price of $45.00 per share of such stock, plus an amount equal to all unpaid dividends thereon accrued to the date of redemption.

      Notice of any such redemption shall be given bv mailing to the holders of Series A Preferred Stock a notice of such redemption, first class postage prepaid, not later than the 30th day and not earlier than the 60th day before the date fixed for redemption, at their last address as they shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series A Preferred Stock. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the redemption shall be made by lot as determined by the Board of Directors.

      The notice of redemption to each holder of Series A Preferred Stock shall specify (a) the number of shares of Series A Preferred Stock of such holder to be redeemed, (b) the date fixed for redemption, (c) the redemption price, (d) the place of payment of the redemption price, (e) the conversion price then in effect, (f) the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible, and (g) the date on which the right to convert such shares shall cease and terminate.

      If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company, hereinafter referred to, irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, doing business in the Borough of Manhattan, the City of New York, State of New York, and having a capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, in trust for the benefit of the holders of shares of Series A Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, up to the close of business on the fifth day before the date fixed for redemption, all privileges of conversion or exchange if any. In case

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less than all the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of shares of Series A Preferred Stock called for redemption shall look only to the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

      If, and so long as, all cumulative dividends on the outstanding shares of Series A Preferred Stock for all past dividend periods shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not redeem less than all of the Series A Preferred Stock at the time outstanding, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for value (except solely by conversion into, or exchange for, Common Stock) any outstanding shares of Series A Preferred Stock unless such purchase or other acquisition shall be pursuant to tenders, notice of which has been mailed to all the holders of record of shares of Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation at least 20 days before the date fixed for tenders, and the shares so purchased or otherwise acquired shall be those tendered at the lowest prices pursuant to such call for tenders; provided, however, that if some, but less than all, of the shares tendered at a particular price are to be purchased or otherwise acquired pursuant to such call for tenders, the number of shares to be purchased or acquired from each holder who has tendered shares at such price shall be in the proportion to the total number of shares so to be purchased or acquired at such price which the number of shares he has so tendered at such price bears to the total number of shares tendered at such price.

      If, and so long as, all cumulative dividends on all outstanding shares of Series A Preferred Stock for all past dividend periods shall not have been paid, or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not redeem any shares of Preferred Stock of any other series at the time outstanding, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for any consideration (except solely by conversion into, or exchange for, Common Stock) any shares of Preferred Stock of any other series at the time outstanding, unless all of the Series A Preferred Stock at the time outstanding shall have been called for redemption as herein provided.

      6.    Liquidation, Dissolution or Winding Up.

      a. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of shares of A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation before any distribution or payment shall be made to the holders of Common Stock or any stock ranking junior to the Series A Preferred Stock, an amount equal to $45.00 per share, plus any accrued dividends to the date that payment is made available to such holders.

      b. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the assets available for distribution shall be insufficient

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to pay the holders of all shares of Series A Preferred Stock then outstanding and the holders of all shares of Preferred Stock of any other series then outstanding the full amounts to which they respectively shall be entitled, the holders of shares of Series A Preferred Stock and the holders of shares of Preferred Stock of such other series shall share ratably in any such distribution of assets in accordance with the amounts which would be payable if all such amounts were paid in full. Neither the consolidation or merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Paragraph (b).

      7. Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall (upon compliance with any applicable provisions of the laws of the State of New York) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock other than the series designated as Series A Preferred Stock.

      8. Preemptive and Other Rights. The shares of the Series A Preferred Stock shall not have any relative, participating, optional, preemptive or other special rights and powers other than as set forth in this Certificate of Incorporation.

      E. There is hereby established a series of the Corporation's authorized shares of Preferred Stock of the par value of $1.00 each, and the authorized number of shares of that series, the designation, relative rights, preferences, and limitations thereof are as follows:

      1. Designation and Amount. The shares of such series shall be designated as "Series B Participating Preferred Stock" and the number of shares constituting such series shall be 1,000,000. Such number may, from time to time, be increased or decreased (but not decreased below the number of shares of the series then outstanding) by the Board of Directors.

      2.    Dividends and Distributions.

            a. The holders of shares of Series B Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $5.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or

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otherwise), declared on the Common Stock since the immediately preceding
Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Participating Preferred Stock. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            b. The Corporation shall declare a dividend or distribution on the Series B Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series B Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            c. Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

      3. Voting Rights. The holders of shares of Series B Participating Preferred Stock shall have the following voting rights:

            a. Subject to the provision for adjustment hereinafter set forth, each share of Series B Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of

      Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            b. Except as otherwise provided herein or by law, the holders of shares of Series B Participating Preferred Stock and the holders of shares of Common Stock shall vote together, as one class, on all matters submitted to a vote of shareholders of the Corporation.

            c. (i) If at any time dividends on any Series B Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of shares of Series B Participating Preferred Stock, voting, as a class, with the holders of other series of Preferred Stock (other than the Series A Preferred Stock) so entitled to vote by its terms, shall have the right to elect two additional directors of the Corporation until all accrued dividends have been paid, for terms of office expiring on the date of the annual meeting. In the event that the shares of Series B Participating Preferred Stock shall become entitled to elect two additional directors of the Corporation, a meeting of the holders of shares of Series B Participating Preferred Stock and other series of Preferred Stock so entitled to vote for the election of such directors shall be held at the request in writing of the holders of 10 percent of the outstanding shares of Preferred Stock so entitled to vote, addressed to the Secretary of the Corporation, as soon as practicable after the receipt of such request and after notice similar to that provided in the By-laws for an annual meeting.

                  (ii) Immediately upon the expiration of a default period, (a) the right of the holders of shares of Series B Participating Preferred Stock, voting together with any other series of Preferred Stock so entitled to vote, to elect directors shall cease, (b) the term of any directors elected by the holders of shares of Series B Participating Preferred Stock, voting together with any other series of Preferred Stock so entitled to vote, shall terminate, and (c) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of Paragraph (c)(i) of this Subsection 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (b) and (c) in the preceding sentence may be filled by a majority of the remaining directors.

            d. Except as set forth herein, holders of shares of Series B Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

      4. Certain Restrictions. If, and so long as, all cumulative dividends on all outstanding shares of Series B Participating Preferred Stock for all past dividend periods shall not have been paid, or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not redeem any shares of Preferred Stock of any other series at the time outstanding, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for any consideration (except solely by conversion into, or exchange for, Common Stock) any shares of Preferred Stock of any other series at the time outstanding, unless all of the Series B Participating Preferred Stock at the time outstanding shall have been called for redemption as herein provided.

      5. Reacquired Shares. Any shares of Series B Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation (and upon compliance with any applicable provisions of the laws of the State of New York), become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.


      6.    Liquidation, Dissolution or Winding Up.

      a. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Paragraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Participating Preferred Stock and Common Stock, respectively, holders of shares of Series B Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

            b. In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series B Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of shares of Common Stock.

            c. In the event the Corporation shall at any time (i) declare any dividends on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


      7. Consolidation, Merger. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for, or changed into, other stock or securities, cash and/or any other property, then in any such case the shares of Series B Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinaf ter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which, or for which, each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      8. Optional Redemption.

      a. The Corporation shall have the option to redeem the whole or any part of the Series B Participating Preferred Stock at any time at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time

(i) declare any dividend on Common Stock payable in shares of Common Stock, or
(ii)subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Participating Preferred Stock were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

      b. Notice of any such redemption shall be given by mailing to the holders of shares of Series B Participating Preferred Stock a notice of such redemption, first class postage prepaid, not later than the 30th day and not earlier than the 60th day before the date fixed for redemption, at their last address as they shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice bv mail, or any defect in such notice, to any holder of shares of Series B Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series B Participating Preferred Stock. If less than all of the outstanding shares of Series B Participating Preferred Stock are to be redeemed, the redemption shall be made by lot as determined by the Board of Directors.

      c. The notice of redemption to each holder of shares of Series B

Participating Preferred Stock shall specify (i) the number of shares of Series B Participating Preferred Stock of such holder to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price and, (iv) the place of payment of the redemption price.

      d. If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company, hereinafter referred to, irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, doing business in the Borough of Manhattan, the City of New York, State of New York, and having a capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, in trust for the benefit of the holders of shares of Series B Participating Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at an time after the time of such deposit the funds so deposited, without interest, and the right to exercise, up to the close of business on the fifth day before the date fixed for redemption, all privileges of conversion or exchange, if any. In case less than all the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of shares of Series B Participating Preferred Stock called for redemption shall look only to the Corporation for payment thereof; provided, that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

      9. Amendment. So long as any shares of Series B Participating Preferred Stock are outstanding, this Certificate of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Participating Preferred Stock, voting separately as a class.

      10. Fractional Shares. Series B Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series B Participating Preferred Stock.

      FIFTH. - The Secretary of State is designated as agent of the Corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                              Woolworth Corporation
                               Woolworth Building
                                  233 Broadway
                          New York, New York 10279-0001
                              Attention: Secretary

      SIXTH. - Subject always to the By-laws adopted bv the shareholders, the Board of Directors may amend or repeal any By-law or adopt any new By-law; but any By-law adopted bv the Board of Directors may be amended or repealed by the shareholders at any annual meeting or at any special meeting, provided notice of the proposed amendment or repeal be included in the notice of any such special meeting.

      SEVENTH. -- The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors consisting of not less than 3 or more than 19 directors, the exact number of directors to be determined from time to time by resolution adopted by a majority of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

      If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

      A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors may be filled by a vote of the Board of Directors. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office. A director elected by the Board of Directors to fill a vacancy shall hold office until the next meeting of shareholders called for the election of directors and until his or her successor shall be elected and shall qualify. A director or the entire Board of Directors may be removed only for cause.

      Notwithstanding the foregoing, whenever the holders of shares of any one or more classes or series of stock (other than Common Stock) issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SEVENTH unless expressly provided by such terms.

      EIGHTH. - A. In addition to any affirmative vote required by law, this Certificate of Incorporation, the By-laws, or otherwise, and except as otherwise expressly provided in Sections B or C of this Article EIGHTH, a Business Transaction or a Stock Repurchase with, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, or a person who thereafter would be an Affiliate or Associate of an Interested Shareholder, shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be required, by law, any other provision of this Certificate of Incorporation, the By-laws, or otherwise.

      B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Transaction, and such Business Transaction shall require only such affirmative vote, if any, as is required by law, any other provision of this Certificate of Incorporation or the By-laws, or otherwise, if the Business Transaction shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by the Board of Directors at a time when the Disinterested Directors constitute a majority of the entire Board of Directors (irrespective of whether such approval is made prior to, or subsequent to, the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested Shareholder).

      C. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Stock Repurchase with, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, and such Stock Repurchase shall require only such affirmative vote, if any, as is required by, law, any other provision of this Certificate of Incorporation, the Bylaws, or otherwise, if the conditions specified in either of the following Subsections 1 or 2 are met:

      1. The Stock Repurchase is made pursuant to a tender offer or exchange offer for a class of Capital Stock made available on the same basis to all holders of shares of such class of Capital Stock.

      2. The Stock Repurchase is made pursuant to an open market purchase program approved by the Board of Directors at a time when Disinterested Directors constitute a majority of the entire Board of Directors, provided that such repurchase is effected on the open market and is not the result of a privately negotiated transaction.

      D.    The following definitions shall apply with respect to this Article
EIGHTH:

      1.    The term "Business Transaction" shall mean:

                  a. Any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder or (ii) any other company (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

                  b. Other than a Stock Repurchase, any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with, or for the benefit of, any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder which, together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more, or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than in capital stock), or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets, securities and/or commitments constituting any Substantial Part; provided, however, that the term "Business Transaction" shall include, without regard to the value tests set forth above, any arrangement, whether as employee, consultant, or otherwise, other than as a director, pursuant to which any Interested Shareholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over, or responsibility for, the management of any aspect of the business or affairs of the Corporation; or

                  c. The adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the By-laws; or

                  d. Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with, or otherwise involving, an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder; or

                  e. Any tender offer or exchange offer made by the Corporation for shares of Capital Stock which may have the effect of increasing an Interested Shareholder's beneficial ownership percentage so that following the completion of the tender offer or exchange offer the Interested Shareholder's beneficial ownership percentage of the outstanding Voting Stock may exceed 110 percent of the interested Shareholder's beneficial ownership percentage immediately, prior to the commencement of such tender offer or exchange offer; or

                  f. Any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing Paragraphs
      (a) through (e).

            2. The term "Stock Repurchase" shall mean any repurchase by the Corporation or any Subsidiary of any shares of Capital Stock, at a price greater than the then Fair Market Value of such shares, from an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder if beneficial ownership of any shares of Capital Stock beneficially owned by such Interested Shareholder were acquired (disregarding shares acquired as part of a pro rata stock dividend or stock split) within a period of less than two years prior to the date of such repurchase (or an agreement in respect thereof).

            3. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation; and the term "Voting Stock" shall mean all Capital Stock which, by its terms, may be voted on all matters submitted to shareholders of the Corporation generally.

            4. The term "person" shall mean any individual, firm, corporation, or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Capital Stock.

            5. The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity), who (a) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing 5 percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing 5 percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

            6. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement, or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Subsection 5 of this Section D, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through

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



      application of this Subsection 6, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

      7. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on March 1, 1989 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation) (the "Act").

      8. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Subsection 5 of this Section D, the term "Subsidiary," shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

      9. The term "Disinterested Director" means any member of the Board of Directors (the "Board"), while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Disinterested Director by a majority of the Disinterested Directors then on the Board.

      10. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash;(b)in the case of stock, the closing sale price, on the trading day immediately preceding the date in question, of a share of such stock on the Composite Tape for New York Stock Exchange listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the closing bid quotation with respect to a share of such stock on the trading day immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by the Board of Directors; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by the Board of Directors.

      E. The Board of Directors shall have the power and duty to determine in good faith for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article EIGHTH, including without limitation, (1) whether a person is an Interested Shareholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the consideration to be received in any Stock Repurchase by the Corporation or any Subsidiary exceeds the then Fair Market Value of the shares of Capital Stock being repurchased, (5) whether the assets

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that are the subject of any Business Transaction have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Transaction has, an aggregate Fair Market Value of $10,000,000 or more, and (6) whether the assets or securities that are the subject of any Business Transaction constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

      F. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Shareholder from any, fiduciary obligation imposed by law.

      G. For the purposes of this Article EIGHTH, a Business Transaction, a Stock Repurchase, or any proposal to amend, repeal, or adopt any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or a person who thereafter would become such if (1) after the Interested Shareholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Shareholder, would not qualify, to serve as a Disinterested Director, or (2) such Interested Shareholder, Affiliate, Associate, or person votes for, or consents to, the adoption of any such Proposed Action, unless as to such Interested Shareholder, Affiliate, Associate, or person the Board of Directors, at a time when Disinterested Directors constitute a majority of the entire Board of directors, makes a good faith determination that such Proposed Action is not proposed by, or on behalf of, such Interested Shareholder, Affiliate, Associate, or person, based on information known to the Board of Directors after reasonable inquiry.

      H. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, or the By-laws), and in addition to any other vote required by law or otherwise, any proposal to amend, repeal, or adopt any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, which is proposed by, or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, shall require the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Shareholder; provided, however, that this Section H shall not apply to, and such a majority vote shall not be required for, any amendment, repeal, or adoption which does not affect the provisions of this Article EIGHTH relating to Stock Repurchases and which is recommended by the Board of Directors at a time when Disinterested Directors constitute a majority of the entire Board of Directors.

      NINTH. - The Board of Directors shall have power, by resolution adopted by a majority of the entire Board, to designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution or in the By-laws, shall have all the authority of the Board, except as otherwise provided in the Business Corporation Law.

      TENTH. - The Corporation shall, to the fullest extent now or hereafter

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authorized or permitted by applicable law, indemnify any person who is or was made, or threatened to be made, a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by, or in the right of, the Corporation to procure a judgment in its favor and an action by, or in the right of, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, and expenses (including attorneys' fees, costs and charges) incurred as a result of such action, suit or proceeding, or appeal therein. The Corporation may indemnify any person (including a person entitled to indemnification pursuant to the previous sentence) to whom the Corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent now or hereafter permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law, or any other law, or other rights created by (A) a resolution of shareholders, (B) a resolution of directors, or (C) an agreement providing for such indemnification, it being expressly intended that this Article TENTH authorizes the creation of other rights in any such manner. The rights to indemnification set forth in this Article TENTH shall not be exclusive of any other rights to which any person may now or hereafter be entitled under any statute, provision of this Certificate of Incorporation, By-law, agreement, contract, resolution, vote of shareholders or otherwise.

      ELEVENTH. - No director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated Section 719 of the New York Business Corporation Law. Any repeal or modification of this Article ELEVENTH by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


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      IN WITNESS WHEREOF, I have made, subscribed and acknowledged this
Certificate of Incorporation this 5th day of April 1989.


                                           /s/  William B. Thomson
                                           -----------------------
                                                William B. Thomson
                                                Woolworth Building
                                                   233 Broadway
                                          New York, New York 10279-0001



STATE OF NEW YORK   )
                    )SS.:
COUNTY OF NEW YORK  )

      On this 5th dav of April 1989, personally appeared before me, William B. Thomson, to me known, and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                                   /s/ Phyllis Slavin
                                                   ------------------
                                                       Notary Public


                                                     PHYLLIS SLAVIN
                                           Notary Public, State of New York
                                                     No. 24-4910527
                                                Qualified in Kings County
                                          Certificate Filed in New York County
                                              Commission Expires Nov. 9, 1989


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